Exhibit 4.116

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EQUITY TRANSFER AGREEMENT

AMONG

FORTUNE (BEIJING) HUIYING INVESTMENT CONSULTING CO., LTD.

AND

BEIJING BLUESTONE INVESTMENT MANAGEMENT CO. LIMITED

LANGFANG GREAT SKY INVESTMENT CO. LIMITED

November 28, 2013

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

EQUITY TRANSFER AGREEMENT

The equity transfer agreement (hereinafter referred to as the “AGREEMENT”) is entered into on November 28, 2013 by and among the following parties:

TRANSFEROR:
Fortune (Beijing) Huiying Investment Consulting Co., Ltd.
Registered Address:
Authorized Representative: Yang Lin

TRANSFEREE I:
Beijing Bluestone Investment Management Co. Limited.
Registered Address :

TRANSFEREE II:
Langfang Great Sky Investment Co. Limited
Registered Address:

(Above all collectively, the “PARTIES” and individually the “PARTY”; the TRANSFEREE I and the TRANSFEREE II collectively, the “TRANSFEREES”)

Based on the principles of voluntariness, equality, reciprocity and consensus, in connection with the transfer of shares in Langfang Shengshi Real Estate Development Co., Ltd. from the TRANSFEROR to the TRANSFEREES (the “EQUITY TRANSFER”) and relevant matters, the PARTIES conclude the following agreement.

WHEREAS:

1.
On March 19, 2013 , the TRANSFEROR on the one side and Langfang Shengshi Real Estate Development Co., Ltd. (the “COMPANY”) and its original shareholders *** on the other side entered into an agreement titled “Investment Agreement regarding Yongqing Shengshi Project” (the “INVESTMENT AGREEMENT”), under which the TRANSFEROR is entitled to call option and put option subject to agreed conditions;

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

2.
The parties to the INVESTMENT AGREEMENT entered into separately two supplemental agreements, namely "Concerted Action Protocol" and “Equity Pledge Agreement”. Under the “Equity Pledge Agreement”, it is agreed that the pledger, namely the four original natural person shareholders of the COMPANY shall grant the pledgee, namely the TRANSFEROR, irrevocable call option and put option, that the pledgee is entitled to, when conditions specified in the INVESTMENT AGREEMENT are met, either request the pledger to purchase all of the equity held by the pledgee in the COMPANY at the price specified in the INVESTMENT AGREEMENT or purchase all of the equity held by the pledger in the COMPANY at nil consideration. The pledger agrees to pledge the pledgee all of the equity held by the pledger in the COMPANY as security for the pledgee’s put option and call option under the INVESTMENT AGREEMENT.

3.
On July 16, 2013, three original shareholders of the Company *** transferred their respective shares in the COMPANY (each accounting for 12.75% the total share capital of the COMPANY) to the TRANSFEREE I and had the change in equity registered with relevant administration for industry and commerce;

4.
On August 16, 2013, the original shareholder of the Company *** transferred his equity in the COMPANY (accounting for 12.75% the total share capital of the COMPANY) to the TRANSFEREE II and had the change in equity registered with relevant administration for industry and commerce;

5.	On November 12, 2013, the TRANSFEROR changed its name from Fortune (Beijing) Yingchuang Technology Co., Ltd. to Fortune (Beijing) Huiying Investment Consulting Co., Ltd.
6.
As of the date on which the AGREEMENT is signed, the COMPANY has Fortune (Beijing) Yingchuang Technology Co., Ltd., Beijing Bluestone Investment Management Co. Limited and Langfang Great Sky Investment Co. Limited as its shareholders, with a registered capital of RMB 98,039,216.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Therefore, the PARTIES through friendly negotiation reach an agreement regarding the EQUITY TRANSFER and relevant matters as follows:

Article 1.  Amount and Way of Share Transfer

All shareholders of the COMPANY agree that the TRANSFEROR will transfer its shares in the COMPANY to the TRANSFEREE by the following ways:
1.1. The TRANSFEROR will transfer a portion of its shares in the COMPANY (representing 36.75% the total share capital of the COMPANY) to the TRANSFEREE I;
1.2. The TRANSFEROR will transfer another portion of its shares in the COMPANY (representing 12.25% the total share capital of the COMPANY) to the TRANSFEREE II;
Upon the EQUITY TRANSFER, the TRANSFEROR will hold no share in the COMPANY.

Article 2.  Paid- up Capital and Share Holding After Equity Transfer

2.1  Upon the EQUITY TRANSFER, shareholders’ paid-up capital and shareholding in the COMPANY will be as follows:
TRANSFEREE I, subscribed and paid-up capital of RMB 73,529,412, representing a shareholding of 75%;
TRANSFEREE II, subscribed and paid-up capital of RMB 24,509,804, representing a shareholding of 25%.

Article 3.  Sharing of Credit and Debt

3.1  The PARTIES agree that the TRANSFEREES shall share credit and debt of the COMPANY before and after the EQUITY TRANSFER in proportion to their respective paid-up capital contribution.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Article 4.  Equity Transfer and Consideration Payment

4.1  Consideration and Payment

The TRANSFEREES shall pay the TRANSFEROR RMB 152 million in total as consideration for the EQUITY TRANSFER. The PARTIES agree that the TRANSFEREES shall pay the TRANSFEROR the said consideration in two installments:

1)	The TRANSFEREES shall pay the TRANSFEROR RMB 100 million in total before December 20, 2013.

2)	The TRANSFEREES shall pay in full the TRANSFEROR the remaining RMB 52 million before March 20, 2014.

4.2
The TRANSFEROR hereby designates the following account as the account for receiving the consideration paid by TRANSFEREES, and the TRANSFEREES’ remittance of the consideration into the said account shall be deemed the TRANSFEREES’ proper performance of their payment obligations:

Bank Name: China Construction Bank (Beijing Fuxing Branch)
Account Number: ***

Article 5.  Undertaking after Closing

5.1
The closing date for the equity transfer refers to the fifth working day after payment of RMB 100 million by TRANSFEREES to the TRANSFEROR according to Article 4.1(1) of the AGREEMENT. No later than the fifth working day after the closing date, the TRANSFEROR shall assist the TRANSFEREES in having the change in equity registered with relevant administration for industry and commerce.

Article 6.  Guarantee for Second Installment

6.1
The PARTIES agree that, if the TRANSFEREES cannot or do not pay the TRANSFEROR the second installment before the time specified in Article 4.1(2)of the AGREEMENT, the TRANSFEREES shall return a portion of their shares in the Company (accounting for 20% the total share capital of the Company) to the TRANSFEROR, and within five working days after the time specified in Article 4.1(2) of the AGREEMENT, assist the TRANSFEROR in having the equity return registered with relevant administration for industry and commerce. The TRANSFEREE I and the TRANSFEREE II shall be jointly and severally liable for guaranteeing the said return.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Article 7.  Liability for Breach

7.1
The TRANSFEROR and the TRANSFEREES shall ensure the successful completion of the EQUITY TRANSFER. After the AGREEMENT becomes effective, none of the PARTIES may refuse by statement or action to perform its obligations under the AGREEMENT except for force majeure events which frustrate the AGREEMENT.

7.2
The TRANSFEREES shall pay in full and in time the TRANSFEROR the consideration of the EQUITY TRANSFER in the way specified in the AGREEMENT. Any delay in such payment for over ten days shall constitute a breach. In this case, apart from continuing performing the AGREEMENT, the TRANSFEREES shall pay the TRANSFEROR liquidated damages RMB 0.2 million.

7.3	If failing to assist the COMPANY in having the change in equity registered with relevant administration for industry and commerce, the TRANSFEROR shall be liable to other shareholders for such breach.

Article 8.  Force Majeure

8.1	The force majeure event refers to any objective circumstance unforeseeable, unavoidable and insurmountable by any PARTY, including but not limited to the following:

state of war, blockade, embargo, and government decree that directly affects the transaction contemplated in the AGREEMENT;

domestic unrest that directly affects the transaction contemplated in the AGREEMENT;

flood, hurricane, earthquake, explosion, and other acts of god that directly affect the transaction contemplated in the AGREEMENT.

8.2	Other force majeure events, including but not limited to government authorities’ non-consent to the approval and/or registration of the transaction contemplated in the AGREEMENT.

Article 9.  Miscellaneous

9.1	Costs, Fees and Taxes

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

The Parties shall each bear their respective costs arising from completing the transaction contemplated in the AGREEMENT, including costs incurred in drafting, executing, delivering and performing the AGREEMENT and relevant fees paid to legal, accounting and auditing affairs. The TRANSFEROR and the TRANSFEREES shall each bear 50% of the notary fees in connection with the transaction contemplated in the AGREEMENT.

The Parties shall each bear their respective fees and taxes payable in connection with the transaction contemplated in the AGREEMENT.

Effectiveness. The AGREEMENT shall become effective upon signature by the PARTIES or their legal representatives or authorized representatives.

The AGREEMENT is executed in five counterparts with equal legal force. The PARTIES shall each hold one counterpart and the COMPANY shall keep one counterpart.

(The next page has no text and is the page for signature and seal.)

Page for Signature and Seal for the AGREEMENT:

TRANSFEROR:

TRANSFEREE I:

TRANSFEREE II:

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission